UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2019

Professional Diversity Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities

On September 5, 2019, Professional Diversity Network, Inc. (the “Company”) entered into an agreement with Ms. Yao Wei Ling, an individual and a resident of the People’s Republic of China (“Yao”), in connection with the purchase by Yao of 442,830 shares of common stock of the Company (collectively the “Yao Shares”) at a price of $1.58 per share for gross proceeds of $699,672.55. The closing of the transaction took place on September 10, 2019.

On September 5, 2019, the Company entered into an agreement with Mr. Gao Yin Chun, an individual and a resident of the People’s Republic of China (“Gao”), in connection with the purchase by Gao of 189,873 shares of common stock of the Company (collectively the “Gao Shares”) at a price of $1.58 per share for gross proceeds of $300,000.00. The closing of the transaction took place on September 10, 2019.

On September 9, 2019, the Company entered into an agreement with EGBT Foundation Ltd., a Singapore public company limited by guarantee (“EGBT”), in connection with the purchase by EGBT of 1,265,823 shares of common stock of the Company (collectively the “EGBT Shares”, and together with Yao Shares and Gao Shares, the “Shares”) at a price of $1.58 per share for gross proceeds of $2,000,000.00. The closing of the first tranche of approximately $1,000,000 of investment is expected to take place on or about September 13, 2019 and the closing the remaining $1,000,000 of investment is expected to take place by September 30, 2019.

The issuances of the Shares are exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The sales were offshore transactions since the offerees/purchasers were outside the United States at the time of the purchase. Further, there were no directed selling efforts of any kind made in the United States either by the Company or any affiliate or other person acting on the Company’s behalf in connection with the offerings. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act or an exemption therefrom is available, and that hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act. Each of Yao, Gao and EGBT certified that she, he or it is not a U.S. person (as that term is defined in Regulation S) and is not acquiring the Shares for the account or benefit of any U.S. person and agreed to resell the applicable Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration. The Shares sold are restricted securities and the certificates representing the Shares will be affixed with a standard restrictive legend, which states that the Shares cannot be sold without registration under the Securities Act or an exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2019	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Xin (Adam) He
Xin (Adam) He
Chief Financial Officer